EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

UNDER 18 U.S.C. § 1350

We, Robert Huang, the chief executive officer SYNNEX Corporation (the “Company”), and Dennis Polk, the chief financial officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of our knowledge,

(i)    the Annual Report of the Company on Form 10-K, for the fiscal year ended November 30, 2003 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 17, 2004

/S/ ROBERT HUANG

Robert Huang Chief Executive Officer

/S/ DENNIS POLK

Dennis Polk Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO SYNNEX CORPORATION AND WILL BE RETAINED BY SYNNEX CORPORATION AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.